Rule 10f-3 transaction Form
Acquisition of Securities during Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Bond Allocation Target Shares: Series S
Portfolio   (BATSS)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Low Duration Bond Portfolio   (BR-LO)

The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
07-30-2012

Security Type:
BND/CORP

Issuer
Texas Instruments Incorporated

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc,  J.P.
Morgan Securities LLC,  Morgan Stanley &
Co. LLC, Mizuho Securities USA Inc,  BNP
Paribas Securities Corp, Merrill Lynch
Pierce Fenner & Smith Inc,  SMBC Nikko
Capital Markets Limited, The Williams
Capital Group L.P., U.S. Bancorp
Investments Inc,  Barclays Capital Inc,
Goldman Sachs & Co., HSBC Securities
(USA) Inc., PNC Capital Markets LLC


Transaction Details
Date of Purchase
07-30-2012

Purchase Price/Share
(per share / % of par)
$ 99.390

Total Commission, Spread or Profit
0.400

1.   Aggregate Principal Amount Purchased (a+b)
$100,000,000

a.   US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$10,179,000

b.   Other BlackRock Clients
$89,821,000

2.   Aggregate Principal Amount of Offering
$750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.13333



Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
[X]   U.S. Registered Public Offering   [Issuer must have 3
years of
continuous operations]
[ ]   Eligible Rule 144A Offering  [Issuer must have 3 years
of continuous
operations]
[ ]   Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Foreign Offering [Issuer must have 3 years of
continuous
operations]
[ ]   Government Securities Offering

Timing and Price (check ONE or BOTH)
[X]   The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other
purchaser of securities in that offering or in any
concurrent offering of the securities; and
[ ]   If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]   YES
[ ]   NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]   YES
[ ]   NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:                    Dillip Kumar Behera
Date: 08-01-2012                 Global Syndicate Team Member




Approved by:                     Steven DeLaura/Yesenia
Peluso
Date: 08-10-12                   Senior Global Syndicate Team
Member